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                                                                    EXHIBIT 10.6

                           FIRST AMENDMENT TO LEASE

     This First Amendment to Lease ("Amendment") is entered into as of July 15, 1999, between LEWIS DUCKOR ("Lessor") and OMNIVISION, INC. ("Lessee").

     1.   UNDERLYING FACTS/RECITALS

          1.1 On or about April 4, 1997, Lessor and Lessee entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Lease") covering improved real property commonly known as 926-930 Thompson Place, Sunnyvale, California (the "Premises"). All defined terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Lease.

          1.2 The Original Term of the Lease is for 5 years, commencing May 1, 1997 and ending April 30, 2002.

          1.3 Lessor desires to improve the roof of the building and Lessee is willing to share in the cost of such improvements in exchange for a 1-year extension of the Original Term.

          1.4 The parties desire to amend the Lease on the terms and conditions set forth below.

     2.   ROOF IMPROVEMENT

          2.1 Apportionment of Cost. The total cost of improving the roof of the
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building located on the Premises is $16,635, pursuant to a May 18, 1999 letter from Frederick's Roofing. Lessee hereby agrees to pay 50% of the total cost or $8,317.50.

          2.2 Payment of Costs. Lessee shall pay its share of the cost, or
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$8,317.50, as follows:

               (a) $4,000 upon execution of this Amendment;

               (b) $1,000 per month for 3 consecutive months, commencing on August 1, 1999, and continuing through October 1, 1999; and

               (c)  The balance or $1,317.50, payable on November 1, 1999.

     3.   EXTENSION OF ORIGINAL TERM

          In consideration of and subject to Lessee paying $8,317.50 in accordance with paragraph 2.2, Lessor and Lessee hereby amend paragraph 1.3 of the Lease to provide that the Original Term shall be 6 years, commencing May 1, 1997, and ending April 30, 2003. Base Rent during the additional year shall be at
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the same rate as during months 13-60 under the Lease. If Lessee fails to make any payments in accordance with paragraph 2.2 above, Lessee acknowledges and agrees that the Original Term of the Lease shall remain at 5 years, expiring on April 30, 2002, without any further action by Lessor.

     4.   CONFIRMATION OF LEASE

          Except as expressly set forth in this Amendment, all of the provisions of the Lease shall remain unchanged and in full force and effect.

                         LESSOR

                         /s/ Lewis Duckor
                         -------------------------------------
                         Lewis Duckor

                         LESSEE

                         Omnivision, Inc.

                         By:  /s/ Andy Shia
                              ---------------------------------
                              Raymond Wu  ANDY SHIA FOR RAYMOND W

                              Its:    7/23/99
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